UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		January 25, 2019

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Shady Elm Road, Winchester, Virginia		22602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

American Woodmark Corporation

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2019, American Woodmark Corporation, a Virginia corporation (the “Company”), and certain of its subsidiaries entered into an amendment (the “Amendment”) to the credit agreement that the Company entered into with a syndicate of lenders and Wells Fargo Bank, National Association, as administrative agent, on December 29, 2017 and previously amended on September 7, 2018 (as so amended and as amended by the Amendment, the “Credit Agreement”). The Amendment revises the Credit Agreement’s leverage-based pricing grid to reduce the applicable margin for LIBOR rate and base rate loans and to reduce the commitment fee that is incurred quarterly on any unused portion of the revolving loan facility. The Amendment also amends the Credit Agreement’s financial covenants by (i) removing the requirement to maintain a Total Secured Debt to EBITDA Ratio (as defined in the Credit Agreement prior to the Amendment) of no more than 2.50 to 1.00 and (ii) setting a maximum Total Funded Debt to EBITDA Ratio (as defined in the Credit Agreement) of no more than 3.50 to 1.00 from the date of the Amendment through January 31, 2020 and no more than 3.25 to 1.00 thereafter. The maximum Total Funded Debt to EBITDA Ratio applicable prior to the Amendment was 3.75 to 1.00, which was scheduled, prior to the Amendment, to decrease to 3.50 to 1.00 beginning April 30, 2019 and to 3.25 to 1.00 beginning April 30, 2020.

Prior to the Amendment, the negative covenant under the Credit Agreement restricting the Company’s ability to make certain investments included an exception for investments in an aggregate amount not to exceed the Cumulative Credit (as defined in the Credit Agreement) so long as the Total Funded Debt to EBITDA Ratio was less than or equal to 3.00 to 1.00 after giving effect to any such investment and no default or event of default had occurred and was continuing or would result from any such investment. The Amendment removes the Cumulative Credit cap from this exception such that the Company may make unlimited investments so long as the Total Funded Debt to EBITDA Ratio and absence of a default or event of default conditions noted in the prior sentence are satisfied.

Prior to the Amendment, the negative covenant under the Credit Agreement restricting the Company’s ability to make restricted payments included an exception for unlimited restricted payments so long as the Total Funded Debt to EBITDA Ratio was less than or equal to 2.50 to 1.00 after giving effect to any such payment and no default or event of default had occurred and was continuing or would result from any such payment. The Amendment revises this exception to increase the stated Total Funded Debt to EBITDA Ratio to 2.75 to 1.00.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*
Amendment No. 2, dated as of January 25, 2019, to the Credit Agreement, dated as of December 29, 2017, among American Woodmark Corporation, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ M. SCOTT CULBRETH	/s/ S. CARY DUNSTON

M. Scott Culbreth	S. Cary Dunston
Senior Vice President and Chief Financial Officer	Chairman & Chief Executive Officer

Date: January 29, 2019	Date: January 29, 2019
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer